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                                                                EXHIBIT NO. 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-28239, 333-90399, 333-31344, 333-33770,
333-42770, and 333-75168) and Form S-8 (Nos. 333-15355, 333-15353, 333-15349,
333-15357, 333-29321, 333-29319, 333-84381, 333-84373, 333-84377, 333-93397,
333-93249, 333-35896, 333-38472, 333-71396, 333-71398, 333-81234 and 333-82598)
and in the related Prospectuses, as applicable, of Millennium Pharmaceuticals, Inc., of our report dated January 17, 2002, with respect to the financial statements of COR Therapeutics, Inc. for the years ended December 31, 2001, 2000 and 1999 included in this Current Report on Form 8-K of Millennium Pharmaceuticals, Inc. dated March 28, 2002.



                                                   /s/ Ernst & Young LLP

Palo Alto, California
March 22, 2002